UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

Atomera Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37850	30-0509586
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

750 University Avenue, Suite 280
Los Gatos, California 95032

(Address of principal executive offices) (zip code)

(408) 442-5248

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock: Par value $.001	ATOM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2019, our board of directors appointed Duy-Loan T. Le to serve as a director of Atomera Incorporated until the next annual meeting of the stockholders of the company and until her successor is elected and qualified or until her earlier resignation or removal. Our board of directors also appointed Ms. Le to the compensation committee and nominating and corporate governance committee of the board, with Ms. Le serving as chairperson of the compensation committee.

Ms. Le retired in July 2017 from Texas Instruments Inc., or TI, one of the leading semiconductor companies in the world. Ms. Le was elected Senior Fellow in 2002 and is the only woman in TI’s history elected to this highest Fellow rank. She held various leadership positions at TI, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le led all aspects of execution for advanced technology nodes, including silicon technology development, design, assembly and test, productization, qualification, release to market, high volume ramp, and quality and reliability assurance. She has experience opening international offices and developing engineering talent for the TI business. Ms. Le has been awarded 24 patents. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston. Ms. Le is currently a director of National Instrument Corporation, Ballard Power Systems and CREE, Inc.

In connection with Ms. Le’s appointment to the board, our board granted Ms. Le a restricted stock award of 42,683 shares which will vest over a four-year period commencing one year from the date of grant. Ms. Le’s annual compensation for serving as member of the board will be $30,000 in cash and an annual restricted stock award with a value of $70,000, vesting on the one-year anniversary of the date of grant. In addition, Ms. Le will receive annual cash compensation of $15,000 for serving as chairman of our compensation committee and $5,000 for serving on our nominating and governance committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATOMERA INCORPORATED

By:	/s/ Scott A. Bibaud
Scott A. Bibaud President and Chief Executive Officer

Date: October 30, 2019